                                       EXHIBIT 1


                                 JOINT FILING AGREEMENT


        We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

                                   KKR ASSOCIATES






                                   By: /s/ Scott M. Stuart
                                       ----------------------
                                       Name:  Scott M. Stuart
                                       Title: General Partner




                                   DI ASSOCIATES, L.P.


                                   By KKR Associates
                                   General Partner






                                   By /s/ Scott M. Stuart
                                      ----------------------
                                      Name:  Scott M. Stuart
                                      Title: General Partner



                                   KKR PARTNERS II, L.P.


                                   By  KKR Associates
                                       General Partner




                                   By: /s/ Scott M. Stuart
                                       ----------------------
                                       Name:  Scott M. Stuart
                                       Title: General Partner













Dated:  January 9, 1997